Exhibit 99.1

November 21, 2019

Liberty Media Corporation Proposes Private Offering of Exchangeable Senior Debentures

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- November 21, 2019-- Liberty Media Corporation (“Liberty”) (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) announced today that it intends to offer $400 million aggregate original principal amount of exchangeable senior debentures due 2049 (the “Debentures”) exchangeable for Sirius XM Holdings Inc. (“Sirius XM Holdings”) common stock in a private offering (or up to $460 million aggregate original principal amount of Debentures if the initial purchasers for the offering exercise their option to purchase additional Debentures in full). The Debentures will be exchangeable at the option of holders during specified periods. Upon an exchange of Debentures, Liberty, at its option, may deliver Sirius XM Holdings common stock, the value thereof in cash or shares of Liberty’s Series C Liberty SiriusXM Common Stock (“LSXMK”) or any combination of shares of Sirius XM Holdings common stock, cash and/or shares of LSXMK. Liberty expects to use the net proceeds of the offering for general corporate purposes, which may include (i) the repurchase of shares of Liberty SiriusXM common stock; (ii) possible acquisitions and investments; (iii) interest payments on the Debentures; and (iv) the repayment of borrowings outstanding under the margin loan secured by shares of Sirius XM Holdings. The Debentures, as well as the associated cash proceeds, will be attributed to the Liberty SiriusXM tracking stock group.

Liberty has been informed by Sirius XM Holdings that Sirius XM Holdings expects to purchase up to 20 million shares of its common stock concurrently with the pricing of the proposed offering of Debentures in privately negotiated transactions effected through one or more of the initial purchasers or their respective affiliates. Liberty understands that Sirius XM Holdings expects to repurchase such shares at a purchase price per share that would be at a discount of between 2.5% and 3.0% to the closing price per share of the Sirius XM Holdings common stock on the date of the pricing of the proposed offering of Debentures, depending on the total number of shares repurchased. These repurchases could increase (or reduce the size of any decrease in) the market price of Sirius XM Holdings common stock and could in turn result in a higher effective exchange price for the Debentures.

The offering of the Debentures will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Debentures will be offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Debentures nor shall there be any sale of Debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the intended launch of a private offering of Debentures and the use of proceeds therefrom, and the proposed concurrent repurchase by Sirius XM Holdings of its common stock. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation’s interest in Sirius XM Holdings. The businesses and assets attributed to the Braves Group (Nasdaq: BATRA, BATRK) include Liberty Media Corporation’s subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (Nasdaq: FWONA, FWONK) consist of all of Liberty Media Corporation’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Live Nation Entertainment and minority equity investment in AT&T Inc.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation

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